UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2006

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 2, 2006, we issued an aggregate of 100,000 common shares to two consultants at a price of $0.50 per share. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 2, 2006, we issued an aggregate of 25,000 common shares to one director at a price of $0.25 per share. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Fair Disclosure

On January 19, 2006, we extended the following share purchase warrants held by Owen Jones, our Chief Executive Officer, for an additional two years from the original expiry date:

Number of Warrants	Exercise Price	Original Expiration Date	Revised Expiration Date
375,772	$0.85	Oct 29, 2005	Oct 29, 2007
133,553	$0.36	Oct 29, 2005	Oct 29, 2007
500,000	$0.31	Oct 29, 2005	Oct 29, 2007
148,667	$0.32	Dec 17, 2005	Dec 17, 2007
113,740	$0.26	Dec 17, 2005	Dec 17, 2007
203,820	$0.20	Dec 17, 2005	Dec 17, 2007
288,462	$0.25	Dec 17, 2005	Dec 17, 2007

These warrants were issued to pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White

By: Edward White

Chief Financial Officer and Director

Date: February 6, 2006